SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF

1934

Date of Report (Date of earliest event reported): August 19, 2003

Curative Health Services, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	000-19370	41-1503914
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Motor Parkway

Hauppauge, New York 11788-5145

(631) 232-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On August 19, 2003, Curative Health Services, Inc., a Minnesota corporation (the “Registrant”) announced that it has formed a new public holding company, Curative Health Services, Inc. (“Curative Holding”) and completed a holding company reorganization in accordance with Section 302A.626 of the Minnesota Business Corporation Act.

The holding company organizational structure was effected as of 6:00 a.m. Central Standard Time on August 19, 2003 pursuant to a Plan of Merger dated as of August 15, 2003 (the “Plan of Merger”), by and among the Registrant, Curative Holding (as successor to Curative Holding Co.), and Curative Health Services Co., a Minnesota corporation and a wholly owned subsidiary of Curative Holding (“Merger Sub”). The Plan of Merger provided for the merger (the “Merger”) of Merger Sub with and into Registrant, with the Registrant as the surviving corporation with the name “Curative Health Services Co.” Pursuant to Section 302A.626 (subd. 2) of the Minnesota Business Corporation Act shareholder approval was not required for the Merger. As a result of the Merger, the Registrant is now a wholly owned subsidiary of Curative Holding. Immediately following completion of the Merger, Curative Holding changed its name from Curative Holding Co. to Curative Health Services, Inc. The Plan of Merger is being filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

By virtue of the Merger, each share of the Registrant’s outstanding common stock was converted, on a share for share basis, into a share of common stock of Curative Holding. As a result, each shareholder of the Registrant became the owner of an identical number of shares of common stock of Curative Holding. Additionally, each outstanding option to purchase shares of the Registrant’s common stock was automatically converted into an option to purchase, upon the same terms and conditions, an identical number of shares of Curative Holding’s common stock.

The conversion of shares of capital stock in the Merger occurred without an exchange of certificates. Accordingly, certificates formerly representing shares of outstanding capital stock of the Registrant are deemed to represent the same number of shares of capital stock in Curative Holding. Curative Holding’s common stock will continue to be listed under Curative Holding’s name on The NASDAQ Stock Market under the symbol “CURE”.

Pursuant to Section 302A.626 (subd. 7) of the Minnesota Business Corporation Act, the provisions of the articles of incorporation and bylaws of Curative Holding are consistent with those of Registrant prior to the Merger. The authorized capital stock of Curative Holding, the designations, rights, powers and preferences of such capital stock and the qualifications, limitations and restrictions thereof are also consistent with those of Registrant’s capital stock immediately prior to the Merger. The directors and executive officers of Curative Holding are the same individuals who were directors and executive officers, respectively, of the Registrant immediately prior to the Merger. The holding company reorganization is tax free to shareholders.

In connection with the Merger, the Registrant assigned to Curative Holding all of the Registrant’s rights and Curative Holding assumed all of the Registrant’s obligations under the Rights Agreement, dated as of October 25, 1995, by and between Registrant and Wells Fargo Bank Minnesota, N.A., successor to Norwest Bank Minnesota, National Association, as Rights Agent (the “Rights Agreement”). As a result of the Merger, rights to purchase shares of the Registrant’s Series A junior participating preferred stock pursuant to the Rights Agreement were exchanged for rights to purchase shares of Curative Holding’s Series A junior participating preferred stock pursuant to the Rights Agreement.

Item 7.    Financial Statements and Exhibits.

(c) Exhibits.

2.1	Plan of Merger, dated as of August 15, 2003, by and among Curative Health Services, Inc., Curative Holding Co., and Curative Health Services Co.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURATIVE HEALTH SERVICES, INC.

By:	/s/ JOSEPH FESHBACH
Joseph Feshbach Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

2.1	Plan of Merger, dated as of August 15, 2003, by and among Curative Health Services, Inc., Curative Holding Co., and Curative Health Services Co.